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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 6, 2002

                               JCC HOLDING COMPANY
               (Exact Name of Registrant as Specified in Charter)

DELAWARE                         0-33007                    62-1650470
(State or Other Jurisdiction     (Commission File Number)   (IRS Employer
of Incorporation)                                           Identification No.)


                                 One Canal Place
                           365 Canal Street, Suite 900
                          New Orleans, Louisiana, 70130
              (Address of Principal Executive Offices and Zip Code)

                                 (504) 533-6000
              (Registrant's telephone number, including area code)



ITEM 9.  REGULATION FD DISCLOSURE.

         On February 6, 2002, Philip G. Satre, Chairman of our board of directors and President and Chief Executive Officer of Harrah's Entertainment, Inc., appeared on CNNfn's Street Sweep to discuss the 2001 fourth quarter results for Harrah's Entertainment, Inc. Harrah's New Orleans Management Company is the manager of our casino and a wholly controlled affiliate of Harrah's Entertainment, Inc. In connection with this announcement, Mr. Satre commented that for the fourth quarter of 2001, our New Orleans casino contributed $1.5 million to Harrah's Entertainment, Inc.'s operating income. Mr. Satre estimated this was probably the best result our casino, as one of their managed casinos, had produced for Harrah's Entertainment. In addition to referring to the reduction in our minimum payment to the State of Louisiana, Mr. Satre remarked that the property was still building its clientele and that he was optimistic about the outlook for our casino in New Orleans.

         Investors are cautioned that Mr. Satre's remarks were made only with respect to Harrah's Entertainment, Inc., and no inferences should be drawn about JCC Holding Company's performance for the fourth quarter and year-end for 2001. Our annual audit is currently underway. The formal accounting, however, for the fourth quarter and the year ended 2001 is not complete and we cannot give any assurance as to the results for that time period. Our fourth quarter and year-end results for 2001 will be reported in the Form 10-K to be filed no later than April 1, 2002.

         Statements in this Current Report that are not historical fact, including particular statements about possible results and profitability, are forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Management cautions that our future performance involves numerous risks and uncertainties, and that actual results could differ materially from those expressed in any of our forward-looking statements as a result of actual revenues and expenses, possible accounting adjustments and other factors that are contained in documents the Company files with the U.S. Securities and Exchange Commission. Readers are encouraged to refer to these reports.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

         (c)  Exhibits.

         None.


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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


JCC HOLDING COMPANY
(REGISTRANT)

/s/   L. Camille Fowler
-----------------------
L. Camille Fowler
Vice President - Finance, Secretary and Treasurer


Date:  February 7, 2002